Exhibit 99.1

Analog Devices Reports Second Quarter Fiscal 2020 Results

•Revenue of $1.32 billion increased sequentially
•B2B revenue increased 3% sequentially led by the communication and industrial sectors
•Operating cash flow of $2.0 billion and free cash flow of $1.8 billion on a trailing twelve month basis
•Returned over $340 million to shareholders in the second quarter through dividends and share repurchases

NORWOOD, Mass.--(BUSINESS WIRE)--May 20, 2020--Analog Devices, Inc. (Nasdaq: ADI), a leading global high-performance analog technology company, today announced financial results for its second quarter of fiscal 2020, which ended May 2, 2020.

“During this unprecedented time, ADI has moved with speed and agility to pivot our supply chain and meet customer demand, expediting production and shipments of essential products, including solutions used in medical equipment in the fight against COVID-19. I’m proud of the way our team has adapted, demonstrating determination, resilience and unity in the face of this pandemic,” said Vincent Roche, President and CEO of Analog Devices. “Our diversification across customers, applications, and markets is mitigating weaker global business activity. This enabled us to deliver second quarter results within our original guidance range and generate solid free cash flow, underscoring the strength and flexibility of our business model in any economic backdrop.”

Roche continued, “Looking forward, we remain focused on pushing the limits of innovation to develop leading edge solutions that deliver maximum impact for our customers. I am confident that ADI is well positioned to accelerate in the recovery phase and deliver value for all stakeholders as we continue to solve the toughest engineering challenges of today and tomorrow.”

Performance for the Second Quarter of Fiscal 2020

Results Summary(1)
(in millions, except per-share amounts and percentages)

	Three Months Ended
	May 2, 2020	May 4, 2019	Change
Revenue	$1,317	$1,527	(14)%
Gross margin	$847	$1,034	(18)%
Gross margin percentage	64.3%	67.7%	(340 bps)
Operating income	$344	$470	(27)%
Operating margin	26.1%	30.8%	(470 bps)
Diluted earnings per share	$0.72	$0.98	(27)%

Adjusted Results
Adjusted gross margin	$891	$1,077	(17)%
Adjusted gross margin percentage	67.7%	70.6%	(290 bps)
Adjusted operating income	$501	$634	(21)%
Adjusted operating margin	38.0%	41.5%	(350 bps)
Adjusted diluted earnings per share	$1.08	$1.36	(21)%

		Three Months Ended	Trailing Twelve Months
Cash Generation		May 2, 2020	May 2, 2020
Net cash provided by operating activities		$429	$1,989
% of revenue		33%	36%
Capital expenditures		$(60)	$(224)
Free cash flow		$369	$1,765
% of revenue		28%	32%

		Three Months Ended	Trailing Twelve Months
Cash Return		May 2, 2020	May 2, 2020
Dividend paid		$(229)	$(828)
Stock repurchases		(114)	(504)
Total cash returned		$(343)	$(1,332)

(1) The sum and/or computation of the individual amounts may not equal the total due to rounding.

Outlook for the Third Quarter of Fiscal Year 2020

For the third quarter of fiscal 2020, we are forecasting revenue of $1.32 billion, +/- $70 million. At the midpoint of this revenue outlook, we expect reported operating margins of approximately 26.4%, +/-200 bps, and adjusted operating margins of approximately 38.3%, +/-150 bps. We are planning for reported EPS to be $0.72, +/-$0.11, and adjusted EPS to be $1.08, +/-$0.11.

Our third quarter fiscal 2020 outlook is based on current expectations and actual results may differ materially, as a result of, among other things, the important factors discussed at the end of this release. These statements supersede all prior statements regarding our business outlook set forth in prior ADI news releases, and ADI disclaims any obligation to update these forward-looking statements.

The adjusted results and adjusted anticipated results above are financial measures presented on a non-GAAP basis. Reconciliations of these non-GAAP financial measures to their most directly comparable GAAP financial measures are provided in the financial tables included in this press release. See also “Non-GAAP Financial Information” section for additional information.

Dividend Payment

The ADI Board of Directors has declared a quarterly cash dividend of $0.62 per outstanding share of common stock. The dividend will be paid on June 9, 2020 to all shareholders of record at the close of business on May 29, 2020.

Conference Call Scheduled for Today, Wednesday, May 20, 2020 at 10:00 am ET

ADI will host a conference call to discuss our second quarter fiscal 2020 results and short-term outlook today, beginning at 10:00 am ET. Investors may join via webcast, accessible at investor.analog.com, or by telephone (call 800-859-9560, or 706-634-7193 for international calls, ten minutes before the call begins and provide the password "ADI").

A replay will be available two hours after the completion of the call. The replay may be accessed for up to two weeks by dialing 855-859-2056 (replay only) and providing the conference ID: 4990445, or by visiting investor.analog.com.

Non-GAAP Financial Information

This release includes non-GAAP financial measures that are not in accordance with, nor an alternative to, generally accepted accounting principles (GAAP) and may be different from non-GAAP measures presented by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. These non-GAAP measures have material limitations in that they do not reflect all of the amounts associated with the Company’s results of operations as determined in accordance with GAAP and should not be considered in isolation from, or as a substitute for, the Company’s financial results presented in accordance with GAAP. The Company’s use of non-GAAP measures, and the underlying methodology when including or excluding certain items, is not necessarily an indication of the results of operations that may be expected in the future, or that the Company will not, in fact, record such items in future periods. You are cautioned not to place undue reliance on these non-GAAP measures. Reconciliations of these non-GAAP measures to the most directly comparable financial measures calculated and presented in accordance with GAAP are provided in the financial tables included in this release.

Management uses non-GAAP measures internally to evaluate the Company’s operating performance from continuing operations against past periods and to budget and allocate resources in future periods. These non-GAAP measures also assist management in evaluating the Company’s core business and trends across different reporting periods on a consistent basis. Management also uses these non-GAAP measures as the primary performance measurement when communicating with analysts and investors regarding the Company’s earnings results and outlook and believes that the presentation of these non-GAAP measures is useful to investors because it provides investors with the operating results that management uses to manage the Company and enables investors and analysts to evaluate the Company’s core business. Management also believes that the non-GAAP liquidity measure free cash flow is useful both internally and to investors because it provides information about the amount of cash generated after capital expenditures that is then available to repay debt obligations, make investments and fund acquisitions, and for certain other activities.
The non-GAAP financial measures referenced by ADI in this release include: adjusted gross margin, adjusted gross margin percentage, adjusted operating expenses, adjusted operating expenses percentage, adjusted operating income, adjusted operating margin, adjusted income before income taxes, adjusted provision for income taxes, adjusted tax rate, adjusted diluted earnings per share (EPS), free cash flow, and free cash flow margin percentage.
Adjusted gross margin is defined as gross margin, determined in accordance with GAAP, excluding certain acquisition-related expenses1 which are described further below. Adjusted gross margin percentage represents adjusted gross margin divided by revenue.
Adjusted operating expenses is defined as operating expenses, determined in accordance with GAAP, excluding: certain acquisition-related expenses1; restructuring related expense2; and charitable foundation contribution3 which are described further below. Adjusted operating expenses percentage represents adjusted operating expenses divided by revenue.
Adjusted operating income is defined as operating income, determined in accordance with GAAP, excluding: acquisition-related expenses1; restructuring related expense2; and charitable foundation contribution3 which are described further below. Adjusted operating margin represents adjusted operating income divided by revenue.
Adjusted income before income taxes is defined as income before income taxes, determined in accordance with GAAP, excluding: acquisition-related expenses1; restructuring related expense2; and charitable foundation contribution3 which are described further below.
Adjusted provision for income taxes is defined as provision for income taxes, determined in accordance with GAAP, excluding tax related items4 which are described further below. Adjusted tax rate represents adjusted provision for income taxes divided by adjusted income before income taxes.
Adjusted diluted EPS is defined as diluted EPS, determined in accordance with GAAP, excluding: acquisition-related expenses1; restructuring related expense2; charitable foundation contribution3; and tax related items4 which are described further below.
Free cash flow is defined as net cash provided by operating activities, determined in accordance with GAAP, less additions to property, plant and equipment, net. Free cash flow margin percentage represents free cash flow divided by revenue.
1Acquisition-Related Expenses: Expenses incurred as a result of current and prior period acquisitions and primarily include expenses associated with the fair value adjustments to inventory, property, plant and equipment and amortization of acquisition related intangibles, which include acquired intangibles such as purchased technology and customer relationships. Expenses also include severance payments, equity award accelerations, and the fair value adjustment associated with the replacement of share-based awards related to the Linear Technology acquisition. We excluded these costs from our non-GAAP measures because they relate to specific transactions and are not reflective of our ongoing financial performance.
2Restructuring-Related Expense: Expenses incurred in connection with facility closures, consolidation of manufacturing facilities, severance, other accelerated stock-based compensation expense and other cost reduction efforts. We excluded these expenses from our non-GAAP measures because apart from ongoing expense savings as a result of such items, these expenses have no direct correlation to the operation of our business in the future.
3Charitable Foundation Contribution: Expenses incurred in connection with a one time contribution of registered shares of common stock to the Analog Devices Foundation. We excluded this expense from our non-GAAP measures because this expense has no direct correlation to the operation of our business in the future.
4Tax-Related Items: Income tax effect of the non-GAAP items discussed above and income tax from certain discrete tax items related to the impact of the Tax Cuts and Jobs Act of 2017 or prior periods. We excluded these tax-related items from our non-GAAP measures because they are not associated with the tax expense on our current operating results.

About Analog Devices

Analog Devices (Nasdaq: ADI) is a leading global high-performance analog technology company dedicated to solving the toughest engineering challenges. We enable our customers to interpret the world around us by intelligently bridging the physical and digital with unmatched technologies that sense, measure, power, connect and interpret. Visit http://www.analog.com.

Forward Looking Statements

This press release contains forward-looking statements, which address a variety of subjects including, for example, our statements regarding expected revenue, operating margin, tax rate, earnings per share, and other financial results, expected market trends, market share gains, operating leverage, production and inventory levels, and expected customer demand and order rates for our products, expected product offerings, product development and marketing position. Statements that are not historical facts, including statements about our beliefs, plans and expectations, are forward-looking statements. Such statements are based on our current expectations and are subject to a number of factors and uncertainties, which could cause actual results to differ materially from those described in the forward-looking statements. The following important factors and uncertainties, among others, could cause actual results to differ materially from those described in these forward-looking statements: the uncertainty as to the extent of the duration, scope and impacts of the COVID-19 pandemic, political and economic uncertainty, including any faltering in global economic conditions or the stability of credit and financial markets, erosion of consumer confidence and declines in customer spending, unavailability of raw materials, services, supplies or manufacturing capacity, changes in geographic, product or customer mix; changes in export classifications, import and export regulations or duties and tariffs; changes in our estimates of our expected tax rate based on current tax law; our ability to successfully integrate acquired businesses and technologies; the risk that expected benefits, synergies and growth prospects of acquisitions may not be fully achieved in a timely manner, or at all; adverse results in litigation matters; and the risk that we will be unable to retain and hire key personnel. For additional information about factors that could cause actual results to differ materially from those described in the forward-looking statements, please refer to our filings with the Securities and Exchange Commission (“SEC”), including the risk factors contained in our most recent Quarterly Report on Form 10-Q and Annual Report on Form 10-K. Forward-looking statements represent management’s current expectations and are inherently uncertain. Except as required by law, we do not undertake any obligation to update forward-looking statements made by us to reflect subsequent events or circumstances.

Analog Devices and the Analog Devices logo are registered trademarks or trademarks of Analog Devices, Inc. All other trademarks mentioned in this document are the property of their respective owners.

ANALOG DEVICES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
(In thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	May 2, 2020	May 4, 2019	May 2, 2020	May 4, 2019
Revenue	$1,317,060	$1,526,602	$2,620,625	$3,067,703
Cost of sales	470,386	492,510	925,809	993,955
Gross margin	846,674	1,034,092	1,694,816	2,073,748
Operating expenses:
Research & development	252,413	285,846	509,486	573,228
Selling, marketing, general and administrative	141,775	163,128	341,055	330,470
Amortization of intangibles	107,146	107,261	214,371	214,585
Special charges	1,320	8,162	12,456	29,944
Total operating expenses	502,654	564,397	1,077,368	1,148,227
Operating income	344,020	469,695	617,448	925,521
Nonoperating expense (income):
Interest expense	49,985	59,701	98,798	118,429
Interest income	(1,334)	(2,928)	(3,274)	(5,616)
Other, net	308	4,525	646	4,365
	48,959	61,298	96,170	117,178
Income before income tax	295,061	408,397	521,278	808,343
Provision for income taxes	27,365	40,460	49,708	85,400
Net income	$267,696	$367,937	$471,570	$722,943

Shares used to compute earnings per common share - basic	368,217	369,246	368,229	368,974
Shares used to compute earnings per common share - diluted	371,305	373,342	371,784	372,912

Basic earnings per common share	$0.73	$0.99	$1.28	$1.95
Diluted earnings per common share	$0.72	$0.98	$1.27	$1.93

ANALOG DEVICES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(In thousands)

	May 2, 2020	Nov. 2, 2019
Cash & cash equivalents	$784,937	$648,322
Accounts receivable	588,244	635,136
Inventories	590,268	609,886
Other current assets	87,844	91,782
Total current assets	2,051,293	1,985,126
Net property, plant and equipment	1,189,332	1,219,989
Other investments	76,025	77,324
Goodwill	12,253,670	12,256,880
Intangible assets, net	3,928,902	4,217,224
Deferred tax assets	1,553,902	1,582,382
Other assets	297,814	53,716
Total assets	$21,350,938	$21,392,641

Other current liabilities	$1,133,057	$1,208,965
Debt, current	448,945	299,667
Long-term debt	5,142,223	5,192,252
Deferred income taxes	2,000,644	2,088,212
Other non-current liabilities	1,035,211	894,357
Shareholders' equity	11,590,858	11,709,188
Total liabilities & equity	$21,350,938	$21,392,641

ANALOG DEVICES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(In thousands)

	Three Months Ended		Six Months Ended
	May 2, 2020	May 4, 2019	May 2, 2020	May 4, 2019
Cash flows from operating activities:
Net income	$267,696	$367,937	$471,570	$722,943
Adjustments to reconcile net income to net cash provided by operations:
Depreciation	59,261	59,142	119,124	117,435
Amortization of intangibles	144,051	142,233	288,120	284,525
Stock-based compensation expense	35,900	40,229	73,401	76,622
Non-cash portion of special charge	—	—	—	4,367
Deferred income taxes	(21,408)	(37,495)	(35,390)	(21,843)
Non-cash contribution to charitable foundation	—	—	40,000	—
Other non-cash activity	1,469	11,736	3,801	18,429
Changes in operating assets and liabilities	(57,928)	87,100	(181,937)	(159,829)
Total adjustments	161,345	302,945	307,119	319,706
Net cash provided by operating activities	429,041	670,882	778,689	1,042,649
Percent of revenue	32.6%	43.9%	29.7%	34.0%
Cash flows from investing activities:
Additions to property, plant and equipment	(60,161)	(75,209)	(115,000)	(166,202)
Changes in other assets	(1,391)	637	(1,284)	(4,585)
Net cash used for investing activities	(61,552)	(74,572)	(116,284)	(170,787)

Cash flows from financing activities:
Proceeds from debt	395,646	—	395,646	—
Payments on revolver	(350,000)	—	(350,000)	(75,000)
Proceeds from revolver	350,000	—	350,000	75,000
Debt repayments	(300,000)	(250,000)	(300,000)	(350,000)
Dividend payments to shareholders	(228,600)	(199,501)	(427,760)	(377,217)
Repurchase of common stock	(113,584)	(101,522)	(219,614)	(328,615)
Proceeds from employee stock plans	14,784	67,678	30,897	86,907
Changes in other financing activities	(3,956)	(5,575)	(4,451)	(6,144)
Net cash used for financing activities	(235,710)	(488,920)	(525,282)	(975,069)
Effect of exchange rate changes on cash	(1,250)	347	(508)	217

Net increase (decrease) in cash and cash equivalents	130,529	107,737	136,615	(102,990)
Cash and cash equivalents at beginning of period	654,408	605,864	648,322	816,591
Cash and cash equivalents at end of period	$784,937	$713,601	$784,937	$713,601

ANALOG DEVICES, INC.
REVENUE TRENDS BY END MARKET
(Unaudited)
(In thousands)

The categorization of revenue by end market is determined using a variety of data points including the technical characteristics of the product, the “sold to” customer information, the "ship to" customer information and the end customer product or application into which our product will be incorporated. As data systems for capturing and tracking this data and our methodology evolve and improve, the categorization of products by end market can vary over time. When this occurs, we reclassify revenue by end market for prior periods. Such reclassifications typically do not materially change the sizing of, or the underlying trends of results within, each end market.

	Three Months Ended
	May 2, 2020			May 4, 2019
	Revenue	% of revenue*	Y/Y %	Revenue	% of revenue*
Industrial	$710,760	54%	(8)%	$771,359	51%
Communications	276,420	21%	(24)%	363,457	24%
Automotive	182,383	14%	(23)%	236,011	15%
Consumer	147,497	11%	(5)%	155,775	10%
Total revenue	$1,317,060	100%	(14)%	$1,526,602	100%

	Six Months Ended
	May 2, 2020			May 4, 2019
	Revenue	% of revenue*	Y/Y %	Revenue	% of revenue*
Industrial	$1,395,113	53%	(7)%	$1,503,331	49%
Communications	517,253	20%	(27)%	712,014	23%
Automotive	388,630	15%	(19)%	480,268	16%
Consumer	319,629	12%	(14)%	372,090	12%
Total revenue	$2,620,625	100%	(15)%	$3,067,703	100%

*The sum of the individual percentages may not equal the total due to rounding.

ANALOG DEVICES, INC.
RECONCILIATION OF GAAP TO NON-GAAP RESULTS
(Unaudited)
(In thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	May 2, 2020	May 4, 2019	May 2, 2020	May 4, 2019

Gross margin	$846,674	$1,034,092	$1,694,816	$2,073,748
Gross margin percentage	64.3%	67.7%	64.7%	67.6%
Acquisition related expenses	44,395	43,255	89,411	88,750
Adjusted gross margin	$891,069	$1,077,347	$1,784,227	$2,162,498
Adjusted gross margin percentage	67.7%	70.6%	68.1%	70.5%

Operating expenses	$502,654	$564,397	$1,077,368	$1,148,227
Percent of revenue	38.2%	37.0%	41.1%	37.4%
Acquisition related expenses	(111,057)	(112,824)	(222,838)	(222,656)
Charitable foundation contribution	—	—	(40,000)	—
Restructuring related expense	(1,320)	(8,162)	(12,456)	(29,944)
Adjusted operating expenses	$390,277	$443,411	$802,074	$895,627
Adjusted operating expenses percentage	29.6%	29.0%	30.6%	29.2%

Operating income	$344,020	$469,695	$617,448	$925,521
Operating margin	26.1%	30.8%	23.6%	30.2%
Acquisition related expenses	155,452	156,079	312,249	311,406
Charitable foundation contribution	—	—	40,000	—
Restructuring related expense	1,320	8,162	12,456	29,944
Adjusted operating income	$500,792	$633,936	$982,153	$1,266,871
Adjusted operating margin	38.0%	41.5%	37.5%	41.3%

Provision for income taxes	$27,365	$40,460	$49,708	$85,400
Income tax effect of adjustments above	21,867	22,740	50,147	47,640
Income tax from certain discrete tax items	—	—	—	12,560
Adjusted provision for income taxes	$49,232	$63,200	$99,855	$145,600

Income before income taxes	295,061	408,397	521,278	808,343
Effective tax rate	9.3%	9.9%	9.5%	10.6%
Acquisition related expenses	155,452	156,079	312,249	311,406
Charitable foundation contribution	—	—	40,000	—
Restructuring related expense	1,320	8,162	12,456	29,944
Adjusted income before income taxes	$451,833	$572,638	$885,983	$1,149,693
Adjusted tax rate	10.9%	11.0%	11.3%	12.7%

Diluted EPS	$0.72	$0.98	$1.27	$1.93
Acquisition related expenses	0.42	0.42	0.84	0.84
Charitable foundation contribution	—	—	0.11	—
Restructuring related expense	0.00	0.02	0.03	0.08
Income tax effect of adjustments above	(0.06)	(0.06)	(0.13)	(0.13)
Income tax from certain discrete tax items	—	—	—	(0.03)
Adjusted diluted EPS (1)	$1.08	$1.36	$2.11	$2.69
(1) The sum of the individual per share amounts may not equal the total due to rounding.

ANALOG DEVICES, INC.
RECONCILIATION OF NET CASH PROVIDED BY OPERATING ACTIVITIES TO FREE CASH FLOW
(Unaudited)
(In thousands)

	Trailing Twelve Months	Three Months Ended
	May 2, 2020	May 2, 2020	Feb. 1, 2020	Nov. 2, 2019	Aug. 3, 2019
Revenue	$5,543,987	$1,317,060	$1,303,565	$1,443,219	$1,480,143
Net cash provided by operating activities	$1,989,140	$429,041	$349,648	$657,905	$552,546
% of Revenue	36%	33%	27%	46%	37%
Capital expenditures	$(224,170)	$(60,161)	$(54,839)	$(51,076)	$(58,094)
Free cash flow	$1,764,970	$368,880	$294,809	$606,829	$494,452
% of Revenue	32%	28%	23%	42%	33%

ANALOG DEVICES, INC.
RECONCILIATION OF PROJECTED GAAP TO NON-GAAP RESULTS
(Unaudited)

Three Months Ending August 1, 2020
	Reported	Adjusted
Revenue	$1.32 Billion	$1.32 Billion
	(+/- $70 Million)	(+/- $70 Million)
Operating margin	26.4%	38.3% (1)
	(+/-200 bps)	(+/-150 bps)
Nonoperating expense	~ $47 Million	~ $47 Million
Tax rate	11% to 12%	12% to 13% (2)
Earnings per share	$0.72	$1.08 (3)
	(+/- $0.11)	(+/- $0.11)

(1) Includes $157 million of adjustments related to acquisition related expenses as previously defined in the Non-GAAP Financial Information section of this press release.
(2) Includes $22 million of tax effects associated with the adjustment for acquisition related expenses above.
(3) Includes $0.36 of adjustments related to the net impact of $0.42 of acquisition related expenses and $0.06 of tax effects on those acquisition related expenses.

(ADI-WEB)

For more information, please contact:

Investor Contact:
Analog Devices, Inc.
Mr. Michael Lucarelli
Sr. Director of Investor Relations
781-461-3282
investor.relations@analog.com

Media Contacts:
Teneo
Ms. Andrea Calise
917-826-3804
andrea.calise@teneo.com

Teneo
Ms. Megan Fenton
917-860-0356
megan.fenton@teneo.com